3rd Quarter 2016 Financial Results Presentation November 3, 2016 Exhibit 99.1

Disclaimer Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions, and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its subsidiaries (collectively, “SF” or the “Company”). These statements can be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. In particular, these statements may refer to our goals, intentions, and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company’s annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things, changes in general economic and business conditions, actions of competitors, regulatory and legal actions, changes in legislation, and technology changes. Use of Non-GAAP Financial Measures The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended September 30, 2016. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of ongoing business. Management has not included costs which they believe are duplicative in the analysis below, which is a change from prior periods. A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

3rd Quarter Highlights Completed sale of legacy Sterne Agee Clearing and Independent Broker Businesses Announced the acquisition of City Securities

GAAP & Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation Three months ended September 30, 2016

Merger Related Expenses & Duplicative Expenses *Other Acquisition expense estimates are updated quarterly

Brokerage & Investment Banking Revenue

Brokerage & Investment Banking Revenue

Balance Sheet & Net Interest Income

139% Growth 92% Growth Infrastructure Build Balance Sheet Growth

Net Interest Income Drivers: Total assets increased to $17.2 bil. up 12% sequentially & 84% Y/Y Average interest earning assets increased to $12.2 bil. up 13% sequentially & 93% Y/Y NIM increased to 178 bps , up 7 bps sequentially but down 16 bps Y/Y. NIM at Stifel Bank of 240 bps increased 5bps sequentially but declined 9 bps Y/Y Firm-wide NII of $55.5 mil. increased 14% sequentially and 65.3% Y/Y. Book value per share was $40.65 Share Repurchases The firm repurchased 600K shares in 3Q16 7.4 mil. shares remaining on current authorization. Balance Sheet & Net Interest Margin

Segment Results

Net revenue in the GWM segment was $390 mil., up 1% sequentially & 9% Y/Y Brokerage revenue declined 4% sequentially & 2% Y/Y Ex. Sterne IBC & Clearing, Brokerage revenue increased 4% sequentially Net interest income increased 18% sequentially & 76% Y/Y 2,280 total FAs down 1% sequentially* $234.5 bil. in client AUA, up 3.8% sequentially* Compensation ratio was 55.2% down 140 bps sequentially & 190 bps Y/Y Non-comp. ratio was 17.0% up 80 bps sequentially & 130 bps Y/Y Pre-tax margin was 27.8% up 60 bps sequentially & Y/Y. * Total FA and client AUA on 6/30/2016 exclude 540 independent contractor FAs and $11.5 bil. of AUA, that were part of the legacy Sterne Agee business sold to INTL FCStone on July 1, 2016 Global Wealth Management

Global Wealth Management

Stifel Bank & Trust

Total net revenue of $259 mil. decreased 1% sequentially but increased 11% Y/Y Investment banking revenue of $133 mil. increased 7% sequentially & 22% Y/Y Equity underwriting of $21 mil. decreased 23% sequentially & 33% Y/Y Debt underwriting of $25 mil. decreased 12% sequentially & 11% Y/Y Advisory revenue of $86 mil. increased 28% sequentially & 76% Y/Y Brokerage revenue of $123 mil. decreased 10% sequentially but increased 2% Y/Y Fixed income brokerage revenue of $72 mil. was down 12% sequentially but increased 19% Y/Y Equity brokerage revenue of $51 mil. was down 7% sequentially & 15% Y/Y Pre-tax margin was 17.4% up 120 bps sequentially & 630 bps Y/Y. Pre-tax Contribution increased by 6% sequentially and 74% Y/Y Institutional Group

Institutional Group

Department of Labor Fiduciary Rule & Interest Rate Sensitivity Update

Q&A